Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to us under the heading “Independent Registered Public Accounting Firm and Counsel” in the Registration Statement on Form N-1A of the Credit Suisse Liquid Managed Futures Strategy Fund, a series of Credit Suisse Opportunity Funds.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2012